Exhibit 99.1

Joint Filer Information

Name:   Defiante Farmaceutica, L.D.A.

Address:   Rua dos Ferreiros
                                            260 Funchal
                                            Madeira, Portugal - 19000-082

Designated Filer:  Sigma-Tau Finanzaria S.p.A.

Issuer & Ticker Symbol: SciClone Pharmaceuticals, Inc. (SCLN)

Date of Earliest

Transaction Required

to be Reported:  12/16/05

Signature:                              /s/ Maurizio Terenzi
Name: Maurizio Terenzi
Title: Director-Proxy Holder Authorized
DEFIANTE FARMACEUTICA, L.D.A.